EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in Amendment No. 3 of the Registration Statement of Integrated Financial Systems, Inc. on Form SB-2 of our report dated July 20, 2004 on the financial statements of Integrated Financial Systems, Inc. appearing in the Prospectus, which is part of Amendment No. 3 of the Registration Statement.

     We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC

November 29, 2004
Denver, Colorado